                                                                    Exhibit 4.2

                             FORM OF FIXED RATE NOTE

                                 (FACE OF NOTE)

                  [For inclusion in Global Securities only -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY"). THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY SUCH DEPOSITARY TO A NOMINEE OF SUCH DEPOSITARY OR BY A NOMINEE OF SUCH DEPOSITARY TO SUCH DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY SUCH DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE CERTIFICATED FORM.

                  Unless this Note is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

CUSIP No.________________                                               R-____

$------------------------



                                TOYS "R" US, INC.

                              _____% NOTE DUE _____

                  TOYS "R" US, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum of _________________ Dollars ($___________) [as increased or decreased as provided for in Schedule A hereto] on ________, 20__ (such date is hereinafter referred to as the "Maturity"), and to pay interest on said principal sum from __________, 20__ or from the next recent date to which interest has been paid or duly provided for, ______ in arrears on __________ _________ of each year (each such date, an "Interest Payment Date"), commencing on _____________, 20__, at the rate of ____% per annum through and including the day immediately preceding the next Interest Payment Date until the principal hereof shall have been paid or duly made available for payment [and, to the extent permitted by law, to pay interest on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum as set forth above].

                  The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the ______ or ______, as the case may be, calendar day prior to the relevant Interest Payment Date.

                  [For inclusion in Global Securities only - Except as otherwise provided in the Indenture, this Note will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Note shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.]

                  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the registered Holder at such address as shall appear in the records of the Trustee or by wire transfer to an account appropriately designated by the Holder entitled thereto.

                  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee in accordance with the Indenture referred to in Section 1 on the reverse hereof.

                  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed.

Dated:  ________, 20__



                                             TOYS "R" US, INC.,
                                                  as Issuer


                                             By: ___________________________
                                                 Name:
                                                 Title:


Attest:


By: _________________________
    Name:
    Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.


                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By ____________________________
                                                  Authorized Signatory



Dated:  ________, 20__

                                (REVERSE OF NOTE)

                  1. Indenture.

                  This Note is one of a duly authorized series of Securities of the Company designated as the ___% Notes due 20__ of the Company (herein sometimes referred to as the "Notes"), issued pursuant to an Indenture dated as of May 28, 2002 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), as amended and supplemented, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Notes are one of an indefinite number of series of debt securities of the Company (herein collectively called the "Securities") issued or to be issued in one or more series under the Indenture. The Notes are limited initially (except as provided in the Indenture) in aggregate principal amount to $_______.

                  The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  The Company may, without the consent of the holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes.

                  2. Ranking.

                  The Notes shall constitute the senior, unsubordinated and unsecured debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsubordinated and unsecured obligations of the Company.

                  3. Form; Transfer.

                  Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

                  4. Sinking Fund.

                  [The Notes are [not] entitled to the benefit of any sinking fund.] [Insert brief description of any sinking fund]

5. [Redemption.

                  [Describe any applicable redemption provisions, such as:] The Company may at its option redeem this Note (i) in whole or from time to time in part, or (ii) in whole but not in part, (a) on or after _______, or (b) on _______ or _______, at a price equal to _____% of the principal amount hereof, together with accrued interest to the Redemption Date. The Company may exercise such option by giving, or causing to be given, notice of such redemption not less than 30 days nor more than 60 days' notice to the Holders of the Notes.]

                  6. Default and Remedies.

                  In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall become due and payable without any such declaration), in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  7. Covenants.

                  The Notes are subject to the covenants set forth in the Indenture. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, convey or transfer or otherwise dispose of assets substantially as an entirety to another Person, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions.

                  8. Amendment; Supplements.

                  Without the consent of any Holders of the Notes, the Company and the Trustee may enter into one or more supplemental indentures supplementing the Indenture, pursuant to Section 901 of the Indenture to, among other things, add to the covenants of the Company for the benefits of the Holders of the Notes, to add any additional Events of Default with respect to the Notes, cure any ambiguity or defect, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision therein or herein, or to make any other provisions or changes with respect to matters or questions arising under the Indenture or this Note or make such other changes as are specified and permitted under Section 901 of the Indenture. With respect to provisions of the Notes and the Indenture other than those specified in the preceding sentence pursuant to Section 901 of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures supplementing the Indenture, pursuant to Section 902 of the Indenture, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities, provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security, among other things, (1) change the Maturity of the principal of or interest on the Notes, or reduce the principal amount thereof or the rate of interest thereon, if any, reduce the amount payable in accordance with the terms of the Notes upon a declaration of acceleration of Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences, or (3) modify other provisions as set forth in the Indenture.

                  Upon the execution of any supplemental indenture under the Indenture, the Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of the Indenture for all purposes and every Holder of Notes theretofore or thereafter authenticated and delivered thereunder shall be bound thereby.

                  9. Defeasance.

                  Sections 401, 402, 403 and 404 of the Indenture, which relate to defeasance of Securities, shall apply to the Notes.

                  10. Obligation Absolute and Unconditional.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                  11. No Recourse.

                  No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Indenture, against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any predecessor or successor Person, either directly or indirectly through the Company or any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer, employee or director, past, present or future, of the Company or of any predecessor or successor Person, either directly or indirectly through the Company or any predecessor or successor Person, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture and this Note, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Note.

                  12. Separability.

                  In case any one or more of the provisions contained in the Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or of the Notes, but the Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  13. Governing Law.

                  THE NOTES AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  14. Copies of Indenture.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Toys "R" Us, Inc.
                  461 From Road
                  Paramus, New Jersey 07652

                  15. Notices.

                  If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so as set forth in Section 106 of the Indenture.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________


                                   Signature:
                                               --------------------------------

                                               Signature Guarantee: ___________


(Sign exactly as your name appears on the other side of this Note)

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                             as tenants in common

UNIF GIFT MIN ACT -                   Custodian


                                      ------------------------------------
                                      (cust)                       (minor)
                                      Under Uniform Gifts
                                      to Minors Act


                                      ------------------------------------
                                                                (State)
TEN ENT -                             as tenants by the entireties

JT TEN -                              as joint tenants with right of
                                      survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                                                     Schedule A


                      (TO BE ATTACHED TO GLOBAL SECURITIES)

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


                                                                         Stated Amount of the
                          Amount of Decrease     Amount of Increase in   Global Security
                          in Stated Amount of    Stated Amount of the    Following Such         Signature of
Date                      the Global Security    Global Security         Decrease or Increase   Authorizing Signatory
-------------------------------------------------------------------------------------------------------------------


